UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2008

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street Philadelphia, PA 19123
(Address of Principal Executive Offices)
(215) 873-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                                                Compensatory Arrangements of Certain Officers.

Mothers Work, Inc. (the “Company”) is a party to Supplemental Executive Retirement Agreements (the “SERP Agreements”) with its Chairman and Chief Executive Officer, Dan Matthias and with its President and Chief Creative Officer, Rebecca Matthias (collectively, the “SERP Executives”).  In connection with the adoption of the SERP Agreements, the Company created a grantor trust (the “Rabbi Trust”) for the purpose of accumulating assets in anticipation of its payment obligations under the SERP Agreements.  The SERP Agreements provide that the Company will make annual contributions to the Rabbi Trust to enable the assets of the Rabbi Trust to approximate the actuarial present value of the benefits then accrued under the SERP Agreements.  The terms of the SERP Agreements and the Rabbi Trust also provide that the assets of the Rabbi Trust are generally to be used only to discharge the Company’s obligations under the SERP Agreements (or, in limited circumstances, for the benefit of the Company’s general creditors).

The Company is also a party to a Term Loan and Security Agreement (the “Term Loan Agreement”), which requires the Company, among other things, to maintain on a quarterly basis a specified maximum permitted Consolidated Leverage Ratio (as defined in the Term Loan Agreement), and is a party to a $65 million revolving credit facility (the “Credit Facility”).

On March 19, 2008, the Company prepaid $5 million of its indebtedness under the Term Loan Agreement using borrowings under the Credit Facility.

On March 28, 2008, the Company, after obtaining the consent of each of the SERP Executives and the trustee of the Rabbi Trust pursuant to a Letter Agreement dated March 28, 2008 (the “Consent”), withdrew $1 million from the Rabbi Trust and applied the withdrawn funds to repay indebtedness under the Credit Facility in order to impact positively the Company’s ability to comply with the Consolidated Leverage Ratio covenant (as defined in the Term Loan Agreement) at March 31, 2008.  The Company is obligated to replenish the withdrawn Rabbi Trust funds by November 29, 2008 in accordance with the Company’s normal funding obligations under the SERP Agreements.  While the Company previously disclosed that it did not expect to make any additional contributions to the Rabbi Trust during the Company’s 2008 fiscal year (“FY 2008”), the Company may re-contribute all or a portion of the withdrawn funds before the end of FY 2008.  The Consent is filed with this Current Report on Form 8-K as Exhibit 10.1.

At March 31, 2008, the Company’s indebtedness under the Term Loan Agreement was $84.1 million, there were no outstanding borrowings under the Credit Facility and there were $6.8 million in letters of credit under the Credit Facility, with approximately $58 million of availability under the Credit Facility. Although the Company believes that it was in compliance with the Consolidated Leverage Ratio covenant per the Term Loan Agreement at March 31, 2008, compliance will not be finally determined until the Company’s financial statements for the quarter ended March 31, 2008 are finalized.

As the Company reported in its Form 10-Q for the period ended December 31, 2007, the Company’s management continues to believe that its current cash and working capital positions, expected operating cash flows and available borrowing capacity under the Credit

Facility, will be sufficient to fund the Company’s working capital, capital expenditures and debt repayment requirements and to fund stock and/or debt repurchases, if any, for at least the next twelve months.

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated March 28 2008, among Dan Matthias, Rebecca Matthias, Wachovia Bank, National Association and Mothers Work, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: April 3, 2008		MOTHERS WORK, INC.

	By:	/s/ Edward M. Krell
Edward M. Krell
Chief Operating Officer & Chief Financial Officer